Exhibit 99.1

Bruce D. Lundstrom Joins Tidewater’s Senior Management Team

NEW ORLEANS, September 24, 2007 – Tidewater Inc. (NYSE:TDW) announced today that Bruce D. Lundstrom has joined Tidewater as Senior Vice President, General Counsel and Secretary. Mr. Lundstrom, who will report to Chairman, President and CEO Dean Taylor, will be responsible for the Legal, Insurance and Human Relations/Benefits staffs of the company, and will also act as Tidewater’s Chief Compliance Officer.

Mr. Lundstrom joins Tidewater following a ten year career within the oil and gas industry, with experience both domestically and internationally. In his most recent position at Prisma Energy International Inc. as Senior Vice President and General Counsel, he oversaw the legal efforts in financing and operating international power generation assets, pipelines and energy distribution companies in fourteen countries. He also served as a member of the company’s Management Committee as well as the company’s Chief Compliance Officer.

Mr. Lundstrom earned his Bachelor of Science degree in Accounting with Highest Honors from the University of Illinois in 1985, and, in 1988, graduated Cum Laude from Northwestern University School of Law.

Tidewater Inc. owns 454 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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